UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report October 3, 2016

CH2M HILL Companies, Ltd.

(Exact name of registrant as specified in its charter)

Commission File Number 000-27261

Delaware	93-0549963
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

9191 South Jamaica Street,
Englewood, CO	80112-5946
(Address of principal executive offices)	(Zip Code)

(303) 771-0900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Elisa Speranza, a Senior Vice President and employee director of CH2M HILL Companies, Ltd. (“CH2M”), is departing CH2M effective December 2, 2016 to pursue other opportunities. On October 3, 2016, Ms. Speranza notified CH2M that in connection with her departure, she is resigning from the Board of Directors effective November 15, 2016. CH2M appreciates Ms. Speranza’s contributions over the years and wishes her well in her endeavors.

Item 8.01.  Other Events.

On May 31, 2016, Halcrow Group Limited (“HGL”), a subsidiary of CH2M, issued a letter to members of the Halcrow Pension Scheme (“HPS”), a defined benefit plan it sponsors, providing each member with the option to transfer his or her benefits in the HPS to a new pension scheme, which is also sponsored by HGL (“HPS2”), or remain in the HPS which will enter the Pension Protection Fund (“PPF”) under a regulated apportionment arrangement. The new scheme, HPS2, provides benefits that are better than the compensation that would otherwise be paid by the PPF if a member chose to join the PPF rather than HPS2. The PPF was created by the United Kingdom Pensions Act 2004 to provide compensation to members of eligible defined benefit pension schemes when an employer of the scheme can no longer support the pension scheme. A member that transferred to HPS2 will receive identical benefits to those in the HPS, except that annual increases and revaluation of benefits are reduced to statutory levels. A pension scheme member that elected to transfer to the new scheme will also receive a one-time uplift to benefits of either 1% or 2.5%.  The Pension Regulator, which is the United Kingdom’s executive body that regulates work-based pension schemes, and the PPF provided necessary regulatory approvals for the transaction to restructure the HPS benefits.

The transaction described above became effective on October 4, 2016 and HGL ceased to have any further obligations to the HPS. All members who consented to transfer to HPS2 were transferred on October 5, 2016. Members who agreed to transfer to the new scheme account for over 96% of the HPS’ liabilities and a broadly equivalent proportion of the HPS’ assets have transferred to the new scheme, as well as 20% of HGL’s equity issued as part of the transaction. It is anticipated that those members who remained in the HPS will begin the process of transferring to the PPF during the fourth quarter of 2016 along with the assets that remain in the HPS, as well as 5% of HGL’s equity issued as part of the transaction.

In connection with the transaction, CH2M issued a £50.0 million, approximately $65.0 million as of September 30, 2016, parent company guarantee to support HPS2 and funded £80.0 million, approximately $104.0 million as of September 30, 2016, to be allocated between HPS2 and the PPF based on the proportion of the HPS’ members that transferred to HPS2.

We are in the process of completing the actuarial valuation of the HPS2 pension obligation and evaluating the corresponding financial statement impacts.  We expect that the transaction will reduce our overall pension liability and related future funding obligations.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, CH2M has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CH2M HILL COMPANIES, LTD.

Date: October 7, 2016	By:	/s/ Thomas M. McCoy
Thomas M. McCoy
Executive Vice President, General Counsel and
Corporate Secretary